Exhibit 99.1

TherapeuticsMD Appoints Dr. Brian Bernick and Mr. Mark Glickman as Interim Co-Chief Executive Officers

- Robust Strategic Alternatives Process Continues -

BOCA RATON, Fla. – September 12, 2022 – TherapeuticsMD, Inc. (NASDAQ: TXMD), (“TherapeuticsMD” or the “Company”) an innovative, leading women’s healthcare company, announced today the appointment of Dr. Brian Bernick and Mr. Mark Glickman as the Company’s Interim Co-Chief Executive Officers and Co-Principal Executive Officers. Dr. Bernick and Mr. Glickman succeed Mr. Hugh O’Dowd as the Company’s Chief Executive Officer.

Prior to this appointment, Dr. Bernick, the Company’s co-founder, served as Chief Scientific and Medical Officer, and Mr. Glickman served as Chief Business Officer.

The Company also announced that the Board of Directors appointed The Honorable Tommy Thompson, who served as the Company’s Chairman of the Board since 2012, as the Executive Chairman of the Board.

“I have had the privilege of working with Dr. Bernick, our founder and innovator of our products for many years. His dedication to improving women’s health is unparalleled, and the Board of Directors looks forward to his leadership as we continue to thoroughly evaluate strategic alternatives,” said the Hon. Tommy Thompson, Executive Chairman of the Board. “Mr. Glickman brings 30 years of leadership and deep pharmaceutical knowledge. We believe that the appointments of Dr. Bernick and Mr. Glickman will enhance our ongoing and robust strategic review process. The Board and I look forward to working with them both to deliver the highest possible value to shareholders,” concluded Thompson.

About TherapeuticsMD, Inc.

TherapeuticsMD, Inc. is an innovative, leading healthcare company, focused on developing and commercializing novel products exclusively for women. TherapeuticsMD’s products are designed to address the unique changes and challenges women experience through the various stages of their lives with a therapeutic focus in family planning, reproductive health, and menopause management. TherapeuticsMD is committed to advancing the health of women and championing awareness of their healthcare issues. To learn more about TherapeuticsMD, please visit https://www.therapeuticsmd.com/ or follow us on Twitter: @TherapeuticsMD and on Facebook: TherapeuticsMD.

Cautionary Notes Regarding Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans and strategies as well as statements, other than historical facts, that address activities, events or developments that the company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believes,” “hopes,” “may,” “anticipates,” “should,” “intends,” “plans,” “will,” “expects,” “estimates,” “projects,”

“positioned,” “strategy” and similar expressions and are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this press release are made as of the date of this press release, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of the Company’s control. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K, and include the following: whether the company will be able to refinance the indebtedness under its term loan facility, and, if not, whether the Company will be able to continue as a going concern; whether the Company will be able to raise capital to fund its operations; the effects of management transitions; the effects of the COVID-19 pandemic; the Company’s ability to maintain or increase sales of its products; the Company’s ability to develop and commercialize IMVEXXY®, ANNOVERA®, and BIJUVA® and obtain additional financing necessary therefor; the effects of supply chain issues on the supply of the Company’s products; the potential of adverse side effects or other safety risks that could adversely affect the commercialization of the company’s current or future approved products or preclude the approval of the Company’s future drug candidates; the Company’s ability to protect its intellectual property; the length, cost and uncertain results of future clinical trials; the Company’s reliance on third parties to conduct its manufacturing, research and development and clinical trials; the ability of the Company’s licensees to commercialize and distribute the Company’s products; the ability of the Company’s marketing contractors to market ANNOVERA; the availability of reimbursement from government authorities and health insurance companies for the Company’s products; the impact of product liability lawsuits; the influence of extensive and costly government regulation; the volatility of the trading price of the Company’s common stock.

Contact

Lisa M. Wilson

In-Site Communications, Inc.

212-452-2793

lwilson@insitecony.com

TherapeuticsMD

561-961-1900

IR@TherapeuticsMD.com